UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ZHONE TECHNOLOGIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT

SUBJECT TO COMPLETION, DATED AUGUST 27, 2008

ZHONE TECHNOLOGIES, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                    , 2008

    .m. Pacific Time

To our stockholders:

You are cordially invited to attend a special meeting of stockholders, which will be held at Zhone’s principal executive offices, located at 7001 Oakport Street, Oakland, California 94621 on                     , 2008 at     .m. Pacific Time. We are holding the special meeting for the following purposes:

1.	To approve an amendment to Zhone’s Restated Certificate of Incorporation to effect a reverse stock split, pursuant to which the existing shares of Zhone common stock would be combined into new shares of Zhone common stock at an exchange ratio ranging from one-for-five to one-for-ten, with the exchange ratio to be determined by Zhone, and the total number of shares of common stock that Zhone is authorized to issue would be correspondingly reduced;

2.	To approve an amendment to the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan to (a) permit the repricing of stock options and (b) increase the number of shares of common stock reserved for issuance by 1,700,000;

3.	To approve an amendment to the Zhone Technologies, Inc. 1999 Stock Option Plan to permit the repricing of stock options;

4.	To approve an amendment to the Paradyne Networks, Inc. 2000 Broad-Based Stock Plan to permit the repricing of stock options;

5.	To approve an amendment to the Tellium, Inc. 2002 Stock Incentive Plan to permit the repricing of stock options;

6.	To approve an amendment to the Paradyne Networks, Inc. Amended and Restated 1996 Equity Incentive Plan to permit the repricing of stock options;

7.	To consider and vote upon any adjournment of the special meeting of stockholders, if necessary, to solicit additional proxies in favor of any or all of the foregoing proposals; and

8.	To transact other business that may properly come before the special meeting or any adjournments or postponements of the meeting.

These items are fully described in the proxy statement, which is part of this notice. Only stockholders of record at the close of business on                     , 2008, the record date, will be entitled to vote at the special meeting. Your vote is very important. Whether or not you expect to attend the special meeting in person, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure that your shares are represented at the special meeting. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you must provide your broker, bank or other nominee with instructions on how to vote your shares. For specific instructions on voting procedures, please refer to the section entitled “Voting Procedures” beginning on page 8 of the proxy statement and the instructions on the proxy card.

By Order of the Board of Directors

Kirk Misaka
Chief Financial Officer,
Treasurer and Secretary

Oakland, California

                    , 2008

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON,

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.

ABOUT THE SPECIAL MEETING	1
VOTING RIGHTS AND PROCEDURES	8
Record Date and Shares Entitled to Vote	8
Quorum and Vote Required	8
Voting Procedures	8
Proxy Solicitation Costs	9
Admission to the Special Meeting	9
Stockholders Sharing the Same Address	9

PROPOSAL 1: AMENDMENT OF CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT AND REDUCTION IN ZHONE’S AUTHORIZED CAPITALIZATION	11
Overview	11
Reasons for the Reverse Stock Split	11
Risks Factors Associated with the Reverse Stock Split	13
Board of Directors Discretion to Implement the Reverse Stock Split	13
Principal Effects of the Reverse Stock Split	13
Effective Date	14
Treatment of Fractional Shares	15
Effect on Non-Registered Stockholders	15
Exchange of Stock Certificates	16
Accounting Consequences	16
No Appraisal Rights	16
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split	16
Recommendation of our Board of Directors	17

PROPOSAL 2: AMENDMENT OF ZHONE TECHNOLOGIES, INC. AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN TO PERMIT REPRICING OF STOCK OPTIONS AND INCREASE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE	18
Overview	18
Purpose of the 2001 Zhone Plan	19
Summary of the 2001 Zhone Plan	20
New 2001 Zhone Plan Benefits	22
Compensation Plans	22
Material U.S. Federal Income Tax Consequences	23
Recommendation of our Board of Directors	24

PROPOSAL 3: AMENDMENT OF ZHONE TECHNOLOGIES, INC. 1999 STOCK OPTION PLAN TO PERMIT REPRICING OF STOCK OPTIONS	25
Overview	25
Recommendation of our Board of Directors	25

PROPOSAL 4: AMENDMENT OF PARADYNE NETWORKS, INC. 2000 BROAD-BASED STOCK PLAN TO PERMIT REPRICING OF STOCK OPTIONS	26
Overview	26
Recommendation of our Board of Directors	26

PROPOSAL 5: AMENDMENT OF TELLIUM, INC. 2002 STOCK INCENTIVE PLAN TO PERMIT REPRICING OF STOCK OPTIONS	27
Overview	27
Recommendation of our Board of Directors	27

PROPOSAL 6: AMENDMENT OF PARADYNE NETWORKS, INC. AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN TO PERMIT REPRICING OF STOCK OPTIONS	28
Overview	28
Recommendation of our Board of Directors	28

PROPOSAL 7: ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF ANY OR ALL OF PROPOSALS 1 THROUGH 6	29
Overview	29
Recommendation of our Board of Directors	29

OWNERSHIP OF SECURITIES	30
Beneficial Ownership Table	30

OTHER MATTERS	33

APPENDIX A: FORM OF CERTIFICATE OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION OF ZHONE TECHNOLOGIES, INC.	A-1

APPENDIX B: FORM OF FIRST AMENDMENT TO THE ZHONE TECHNOLOGIES, INC. AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN	B-1

APPENDIX C: FORM OF FIRST AMENDMENT TO THE ZHONE TECHNOLOGIES, INC. 1999 STOCK OPTION PLAN	C-1

APPENDIX D: FORM OF FIRST AMENDMENT TO THE PARADYNE NETWORKS, INC. 2000 BROAD-BASED STOCK PLAN	D-1

APPENDIX E: FORM OF FIRST AMENDMENT TO THE TELLIUM, INC. 2002 STOCK INCENTIVE PLAN	E-1

APPENDIX F: FORM OF FIRST AMENDMENT TO THE PARADYNE NETWORKS, INC. AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN	F-1

ZHONE TECHNOLOGIES, INC.

7001 Oakport Street

Oakland, California 94621

PROXY STATEMENT

Zhone’s Board of Directors solicits your proxy for use at the special meeting of stockholders to be held on                     , 2008 at     .m. Pacific Time at Zhone Technologies, Inc., 7001 Oakport Street, Oakland, California 94621, and at any adjournments or postponements of the meeting, for the purposes set forth in “Notice of Special Meeting of Stockholders.” We made copies of this proxy statement available to stockholders beginning on or about                     , 2008.

ABOUT THE SPECIAL MEETING

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card because you own shares of our common stock. This proxy statement describes issues on which we would like you, as a Zhone stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you sign the proxy card, you appoint Morteza Ejabat and Kirk Misaka as your representatives at the meeting. Mr. Ejabat and Mr. Misaka will vote your shares at the meeting as you have instructed them on the proxy card. This way, your shares will be voted whether or not you attend the special meeting. Even if you plan to attend the special meeting, it is a good idea to complete, sign and return your proxy card in advance of the meeting in case your plans change.

If an issue comes up for vote at the meeting that is not on the proxy card, Mr. Ejabat and Mr. Misaka will vote your shares, under your proxy, in accordance with their best judgment.

What am I voting on?

Proposal 1

Our Board of Directors has approved, and recommended that our stockholders approve, an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of the outstanding shares of our common stock (which transaction is referred to in this proxy statement as the Reverse Stock Split) and the reduction of the total number of shares of common stock that Zhone is authorized to issue by a corresponding amount. Under the Reverse Stock Split, the existing shares of our common stock would be combined into new shares of our common stock at an exchange ratio ranging from one-for-five to one-for-ten, with the exchange ratio to be determined by us. This means that you would receive one new share of our common stock for each five to ten shares of common stock that you currently hold, depending on the exchange ratio we determine. Our Board of Directors believes that stockholder approval granting us discretion to set the actual exchange ratio within the range from one-for-five to one-for-ten, rather than stockholder approval of a specified exchange ratio, provides us with maximum flexibility to react to then-current market conditions and volatility in the market price of our common stock in order to set an exchange ratio that is intended to result in a stock price in excess of the $1.00 per share minimum bid price required by Nasdaq, and therefore stockholder approval granting this discretion is in the best interests of Zhone and its stockholders. However, there can be no assurance that the Reverse Stock Split will result in our common stock trading above the per share minimum bid price required by Nasdaq. You are being asked to approve an amendment to our Restated Certificate of Incorporation in substantially the form attached hereto as Appendix A to effect this Reverse Stock Split and the associated reduction in our authorized capitalization. If you approve the amendment to our Restated Certificate of Incorporation, you would be authorizing our Board of Directors to file this amendment with the Secretary of State of the State of Delaware.

Proposals 2 through 6

Our Board of Directors has approved, and recommended that our stockholders approve, amendments to the equity incentive compensation plans in Proposals 2 through 6 (which equity incentive compensation plans are referred to in this proxy statement as the Equity Plans) to permit the repricing of stock options granted thereunder. In addition, the amendment you are being asked to approve in Proposal 2 would also increase the number of shares authorized and reserved for issuance under the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan, referred to in this proxy statement as the 2001 Zhone Plan, which is our only active equity incentive compensation plan from which we may make new stock option grants. This increase, along with the current number of shares available under the 2001 Zhone Plan, would allow us to grant new repriced stock options in exchange for all eligible outstanding stock options currently held by our active employees, officers and directors under all of our equity incentive compensation plans. The amendments to the Equity Plans described above are referred to in this proxy statement collectively as the Repricing Amendments. You are being asked to approve each of the proposed Repricing Amendments in substantially the forms attached hereto as Appendix B through Appendix F. If you approve any Repricing Amendment, that amendment to the relevant Equity Plan will become automatically effective upon stockholder approval.

Proposal 7

You may be asked to consider and vote upon one or more adjournments of the special meeting, if necessary, to solicit additional proxies in favor of any or all of Proposals 1 through 6.

What is the objective of the Reverse Stock Split?

On June 11, 2008, we received a notification letter from The Nasdaq Stock Market, Inc., or Nasdaq, indicating that, for the 30 consecutive business days preceding the date of the letter, the bid price of our shares of common stock had closed below the $1.00 per share minimum bid price required for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Marketplace Rule 4450(a)(5).

We have until December 8, 2008 to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of our common stock must be at or above $1.00 per share for a minimum of 10 consecutive business days. Nasdaq may, in its discretion, require us to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no longer than 20 consecutive business days, before determining that we have demonstrated an ability to maintain long-term compliance. If we do not regain compliance by December 8, 2008, Nasdaq will provide written notification to us that our common stock will be delisted. At that time, we may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel. Alternatively, we could apply to transfer our common stock to The Nasdaq Capital Market if we satisfy all of the requirements, other than the minimum bid price requirement, for initial listing on The Nasdaq Capital Market set forth in Marketplace Rule 4310(c). If we were to elect to apply for such transfer and if such application were approved, we would have an additional 180 days to regain compliance with the minimum bid price rule while listed on The Nasdaq Capital Market. Our Board of Directors has considered these options and determined that pursuing the Reverse Stock Split is in the best interests of Zhone and its stockholders.

If we do not regain compliance with the minimum bid price requirement, then Nasdaq will notify us that our common stock will be delisted. Delisting from The Nasdaq Global Market could have an adverse effect on our business and on the trading of our common stock. If a delisting of our common stock were to occur, our common stock would trade on the OTC Bulletin Board or on the “pink sheets” maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be less efficient markets, and our stock price, as well as the liquidity of our common stock, may be adversely impacted as a result. Delisting from The Nasdaq Global Market could also have other negative results, including the potential loss of confidence by customers, suppliers and employees, the loss of institutional investor interest and fewer business development opportunities. Our Board of Directors believes that maintaining the listing of our common stock on The Nasdaq Global Market is in the best interests of Zhone and its stockholders. We expect that the Reverse Stock Split will enable shares of our common stock to trade above the $1.00 minimum bid price requirement.

We also believe that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split may improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Although it should be noted that the liquidity of our common stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, our Board of Directors is hopeful that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of our common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

What effect will the Reverse Stock Split have on me?

On the date the amendment to our Restated Certificate of Incorporation effectuating the Reverse Stock Split is filed with the Secretary of State of the State of Delaware, referred to in this proxy statement as the effective date, the existing outstanding shares of our common stock would be combined into new shares of our common stock at an exchange ratio ranging from one-for-five to one-for-ten, with the exchange ratio to be determined by us. This means that you would receive one new share of our common stock for each five to ten shares of common stock that you currently hold, depending on the exchange ratio we determine. Our Board of Directors believes that stockholder approval granting us discretion to set the actual exchange ratio within the range from one-for-five to one-for-ten, rather than stockholder approval of a specified exchange ratio, provides us with maximum flexibility to react to then-current market conditions and volatility in the market price of our common stock in order to set an exchange ratio that is intended to result in a stock price in excess of the $1.00 per share minimum bid price required by Nasdaq, and therefore stockholder approval granting this discretion is in the best interests of Zhone and its stockholders. However, there can be no assurance that the Reverse Stock Split will result in our common stock trading above the per share minimum bid price required by Nasdaq. The Reverse Stock Split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in Zhone, except to the extent that the Reverse Stock Split would result in some of our stockholders owning a fractional share. You would receive cash in lieu of any fractional share that would otherwise be issuable.

Am I entitled to dissent from the Reverse Stock Split?

No. Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and we will not independently provide our stockholders with any such right.

What are the federal income tax consequences of the Reverse Stock Split?

We expect that our stockholders generally will not recognize tax gain or loss as a result of the Reverse Stock Split. However, gain or loss will be recognized on cash received in lieu of fractional shares. Moreover, the tax consequences to each stockholder will depend on his or her particular situation. For further information, see the discussion on page 16 under the heading “Material U.S. Federal Income Tax Consequences of the Reverse Stock Split.”

Should I send my stock certificates in now with respect to the Reverse Stock Split?

No, do not send in your stock certificates now. After the Reverse Stock Split is approved and effected, we will send you instructions for submitting your pre-split stock certificate(s) in exchange for your post-split stock certificate and cash, if any, in lieu of fractional shares.

What is the objective of the Repricing Amendments?

We have issued stock options under the Equity Plans as a means of promoting the long-term success of our business by encouraging our employees, officers and directors to devote their abilities and industry to Zhone through the exertion of high levels of performance. However, our Board of Directors has determined that many of our employees, officers and directors have outstanding stock options with exercise prices that are significantly higher than the current market price of our common stock. As a result, these stock options have little or no current value as an incentive to retain and motivate our employees, officers and directors.

As a result, our Compensation Committee and Board of Directors have determined that it would be in the best interests of Zhone and its stockholders to conduct a stock option repricing/exchange program, referred to in this proxy statement as the Option Repricing/Exchange, under which Zhone would offer our existing employees, officers and directors the opportunity to exchange eligible stock options on a one-for-one basis for new stock options with an exercise price equal to the last reported sale price of Zhone’s common stock on The Nasdaq Global Market on the date of grant. Each new stock option would have a seven-year term and would vest monthly over a period of four years, beginning on the date the new stock option is granted. Stock options held by former employees, officers or directors and stock options granted in September 2008, which are referred to collectively in this proxy statement as the Excluded Options, would not be eligible for the Option Repricing/Exchange. Our Board of Directors believes that the proposed Option Repricing/Exchange would create better incentives for employees, officers and directors to remain with Zhone and contribute to the attainment of our business and financial objectives.

The Equity Plans subject to Proposals 2 through 6 do not currently permit us to undertake any stock option repricing/exchange program. However, some of our other equity incentive compensation plans by their terms allow stock option repricing/exchanges without stockholder approval. By approving the Repricing Amendments, you would allow us to conduct the Option Repricing/Exchange with respect to all eligible stock options currently held by our active employees, officers and directors, as well as any future stock option repricings that could provide our employees, officers and directors with the opportunity to exchange their existing stock options for new stock options covering the same or a different number of shares of our common stock, but with an option price based on the then-current fair market value per share of our common stock. Our Board of Directors has authorized Zhone to undertake the proposed Option Repricing/Exchange described above in the event that our stockholders approve the Repricing Amendments.

In order to allow all of our current employees, officers and directors to participate in the Option Repricing/Exchange for all of their eligible stock options, we will need to increase the number of shares available under the 2001 Zhone Plan, as that is the only plan currently active from which we may make new stock option grants. For this reason, the amendment that we are asking you to approve in Proposal 2 also increases the number of shares available under the 2001 Zhone Plan by 1,700,000 shares. This increase, along with the current number of shares available under the 2001 Zhone Plan, would allow us to accomplish the proposed Option Repricing/Exchange for all outstanding eligible stock options currently held by active employees, officers and directors. Accordingly, if Proposal 2 is not approved, but the other Repricing Amendments are approved, we would be able to reprice some but not all eligible stock options held by our current employees, officers and directors.

Who is entitled to vote?

Stockholders as of the close of business on                     , 2008 are entitled to vote. This is referred to as the record date. Each share of our common stock is entitled to one vote.

How do I vote?

You may vote in person at the meeting. Written ballots will be passed out to anyone who wants to vote at the meeting. If you hold your shares through a broker, bank or other nominee, you must request a legal proxy from your stockbroker in order to vote at the meeting.

You may vote by proxy. You do this by signing your proxy card and mailing it in the enclosed, prepaid and addressed envelope. See page 8 for further instructions on how to vote by proxy.

Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

If your shares are held in the name of a broker, bank or other nominee, please refer to the instructions they provide regarding how to vote your shares or to revoke your voting instructions.

How many votes do you need to hold the meeting?

As of                     , 2008, there were              shares of our common stock outstanding. A majority of our outstanding shares of common stock as of the record date, equal to              shares, must be present at the meeting either in person or by proxy in order to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you properly submit a proxy (even if you do not provide voting instructions) or attend the meeting. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with a broker, bank or other nominee. Please complete, sign and return all proxy cards to ensure that all your shares are voted. You may wish to consolidate as many of your transfer agent accounts or accounts with brokers, banks or other nominees as possible under the same name and address for better customer service.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	sending written notice of revocation to Zhone’s Corporate Secretary at 7001 Oakport Street, Oakland, California 94621;

•	submitting another proxy card with a later date; or

•	attending the special meeting and voting again in person.

If your shares are held in the name of a broker, bank or other nominee, please refer to the instructions they provide regarding how to revoke any prior voting instructions.

How may I vote for the proposals that are before the special meeting?

With respect to each of the proposals, you may:

•	vote FOR the proposal;

•	vote AGAINST the proposal; or

•	ABSTAIN from voting on the proposal.

How many votes are required to approve each proposal?

The proposal to amend our Restated Certificate of Incorporation to effect the Reverse Stock Split and the associated reduction in our authorized capitalization (Proposal 1) must receive the affirmative vote of a majority of all of the shares of our common stock outstanding and entitled to vote for that proposal to be approved.

Each proposal to amend our Equity Plans and any proposal to adjourn the special meeting, if necessary, to solicit additional proxies (Proposals 2 through 7) must receive the affirmative vote of a majority of the votes cast at the special meeting for that proposal to be approved.

What happens if I sign and return my proxy card but do not provide voting instructions?

If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR each of the proposals.

If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

What if I abstain from voting?

Abstentions with respect to the proposal to amend our Restated Certificate of Incorporation to effect the Reverse Stock Split and the associated reduction in our authorized capitalization (Proposal 1) are counted for purposes of establishing a quorum and, if a quorum is present, will have the effect of a vote AGAINST this proposal.

Abstentions with respect to the proposals to amend our Equity Plans or any proposal to adjourn the special meeting, if necessary, to solicit additional proxies (Proposals 2 through 7) are counted for purposes of establishing a quorum, but will not be counted as votes cast with respect to any of these proposals.

Can our Board of Directors abandon the Reverse Stock Split, the proposed amendments to our Equity Plans or the proposed Option Repricing/Exchange?

While we intend to effect the Reverse Stock Split as soon as practicable, our Board of Directors reserves the right, in its discretion, to abandon the Reverse Stock Split at any time prior to filing the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Similarly, while we intend to undertake the proposed Option Repricing/Exchange in the manner described in this proxy statement as soon as practicable, our Board of Directors reserves the right, in its discretion, to abandon the proposed Option Repricing/Exchange at any time. However, while the Option Repricing/Exchange may be abandoned, each Repricing Amendment has already been approved by our Board of Directors and, if approved by our stockholders, will become effective automatically upon stockholder approval. Accordingly, such amendments if approved would allow our Board of Directors to implement a stock option exchange or repricing different than the Option Repricing/Exchange described in this proxy statement at any time without further stockholder approval.

What is our Board of Director’s recommendation?

Our Board of Directors has determined that the Reverse Stock Split and the associated reduction in our authorized capitalization are in the best interests of Zhone and its stockholders. Our Board of Directors recommends that you vote “FOR” the proposal to amend our Restated Certificate of Incorporation to effect the Reverse Stock Split and the associated reduction in our authorized capitalization (Proposal 1).

The Compensation Committee of our Board of Directors has recommended that our Board of Directors adopt each of the Repricing Amendments, subject to stockholder approval, and our Board of Directors has determined that each of the Repricing Amendments is in the best interests of Zhone and its stockholders. Our Board of Directors recommends that you vote “FOR” each of the proposals to amend our Equity Plans (Proposals 2 through 6).

Our Board of Directors recommends that you vote “FOR” any proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of any or all of Proposals 1 through 6 (Proposal 7).

VOTING RIGHTS AND PROCEDURES

Record Date and Shares Entitled to Vote

Only stockholders of record at the close of business on the record date,                     , 2008, will be entitled to vote at the special meeting. These stockholders are entitled to cast one vote for each share of common stock held as of the record date on all matters properly submitted for the vote of stockholders at the special meeting. As of the record date, there were approximately              shares of Zhone common stock outstanding and entitled to vote at the special meeting.

Quorum and Vote Required

A quorum of stockholders is necessary to hold a valid special meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting.

The proposal to amend our Restated Certificate of Incorporation to effect the Reverse Stock Split and the associated reduction in our authorized capitalization (Proposal 1) must receive the affirmative vote of a majority of all of the shares of our common stock outstanding and entitled to vote for that proposal to be approved. Each proposal to amend our Equity Plans and any proposal to adjourn the special meeting, if necessary, to solicit additional proxies (Proposals 2 through 7) must receive the affirmative vote of a majority of the votes cast at the special meeting for that proposal to be approved.

Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present. If a quorum is present, abstentions and broker non-votes with respect to the proposal to amend our Restated Certificate of Incorporation to effect the Reverse Stock Split and the associated reduction in our authorized capitalization (Proposal 1) will have the effect of a vote AGAINST that proposal. However, because abstentions and broker non-votes will not be considered votes cast, they will have no effect on the outcome of any of the proposals to amend our Equity Plans or any proposal to adjourn the special meeting, if necessary, to solicit additional proxies (Proposals 2 through 7). Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner.

Voting Procedures

Your vote is important. Whether or not you plan to attend the special meeting in person, please complete, sign, date and return the enclosed proxy card as soon as possible to ensure that your vote is recorded promptly. Returning the proxy card does not deprive you of your right to attend the special meeting and to vote your shares in person.

Voting in Person. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, and you wish to vote at the special meeting, you must bring to the special meeting a “legal proxy” from the record holder authorizing you to vote at the special meeting.

Voting by Proxy. The method of voting by proxy differs for shares held as a record holder and shares held in “street name.” If you hold your shares as a record holder, you may vote by signing and dating the enclosed proxy card and promptly returning it in the enclosed envelope. If, on the other hand, you hold your shares in “street name,” then you will receive instructions from your broker, bank or other nominee that you must follow in order to vote your shares. Your broker, bank or other nominee may allow you to deliver your voting instructions over the internet or by telephone. Please see the voting instruction card from your broker, bank or other nominee that accompanies this proxy statement. If you complete and submit your proxy card, the persons named as proxies will vote the shares represented by your proxy card in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy “FOR” the proposal to amend Zhone’s Restated Certificate of Incorporation to effect the Reverse Stock Split and the corresponding reduction in the total number of shares of common stock that Zhone is authorized to issue (Proposal 1), “FOR” the proposal to amend the 2001 Zhone Plan to (a) permit the repricing of stock options and (b) increase the number of shares of common stock reserved for issuance by 1,700,000 (Proposal 2), “FOR” the proposal to amend the Zhone Technologies, Inc. 1999 Stock Option Plan to permit the repricing of stock options (Proposal 3), “FOR” the proposal to amend the Paradyne Networks, Inc. 2000 Broad-Based Stock Plan to permit the repricing of stock options (Proposal 4), “FOR” the proposal to amend the Tellium, Inc. 2002 Stock Incentive Plan to permit the repricing of stock options (Proposal 5), “FOR” the proposal to amend the Paradyne Networks, Inc. Amended and Restated 1996 Equity Incentive Plan to permit the repricing of stock options (Proposal 6), and “FOR” any proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of any or all of Proposals 1 through 6 (Proposal 7). If any other matters are properly presented for voting at the special meeting, or any adjournments or postponements of the special meeting, the proxy card will confer discretionary authority on the individuals named as proxies to vote the shares represented by the proxies in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the special meeting.

Revocation. You may revoke your proxy at any time before your proxy is voted at the special meeting by taking any of the following actions: (1) submitting another proxy card bearing a later date, (2) delivering written notice of revocation to Zhone’s Corporate Secretary at 7001 Oakport Street, Oakland, California 94621, or (3) attending the special meeting and voting in person, although attendance at the special meeting will not, by itself, revoke a proxy. If your shares are held in “street name,” you must contact your broker, bank or other nominee to revoke any prior instructions.

Proxy Solicitation Costs

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this proxy statement and any additional solicitation material that we may provide to stockholders. The original solicitation of proxies by mail may be supplemented by solicitation by mail, telephone, fax, personal interviews or other methods of communication by our directors, officers and employees. We will not pay any additional compensation to directors, officers or other employees for such services, but may reimburse them for reasonable out-of-pocket expenses in connection with such solicitation.

Admission to the Special Meeting

Only Zhone stockholders, as of the close of business on                     , 2008, and other persons holding valid proxies for the special meeting are entitled to attend the special meeting. You should be prepared to present valid government issued photo identification for admittance. In addition, if you are not a stockholder of record but hold shares in “street name,” you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of , 2008. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the special meeting.

Stockholders Sharing the Same Address

The rules promulgated by the Securities and Exchange Commission, or the SEC, permit companies, brokers, banks or other intermediaries to deliver a single copy of an annual report, proxy statement or notice of internet availability of proxy materials to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings, save significant printing and postage costs, and conserve natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary, and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of our annual report, proxy statement and any notice of internet availability of proxy materials. If you would like to opt out of this practice for future mailings, and receive separate annual reports, proxy statements and notices of internet availability of proxy materials for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate annual report, proxy statement or any notice of internet availability of proxy materials without charge by sending a written request to Zhone Technologies, Inc., Attention: Investor Relations, 7001 Oakport Street, Oakland, California 94621, or by calling us at (510) 777-7013. We will promptly send additional copies of the annual report or proxy statement or any notice of internet availability of proxy materials upon receipt of such request. Householding does not apply to stockholders with shares registered directly in their name.

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON,

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD.

PROPOSAL 1:

AMENDMENT OF CERTIFICATE OF INCORPORATION

TO EFFECT REVERSE STOCK SPLIT AND

REDUCTION IN ZHONE’S AUTHORIZED CAPITALIZATION

Overview

Our Board of Directors has approved, and recommended that our stockholders approve, an amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the corresponding reduction in the total number of shares of common stock that Zhone is authorized to issue.

Under the Reverse Stock Split, the existing shares of our common stock would be combined into new shares of our common stock at an exchange ratio ranging from one-for-five to one-for-ten, with the exchange ratio to be determined by us. This means that you would receive one new share of our common stock for each five to ten shares of common stock that you currently hold, depending on the exchange ratio we determine. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The par value of the common stock would remain unchanged at $0.001 per share.

You are being asked to approve an amendment to our Restated Certificate of Incorporation in substantially the form attached hereto as Appendix A to effect this Reverse Stock Split and the associated reduction in our authorized capitalization. If you approve the amendment to our Restated Certificate of Incorporation, you would be authorizing our Board of Directors to file this amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Upon receiving stockholder approval, our Board of Directors will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, as it determines to be in the best interests of Zhone and its stockholders, whether or not to effect the Reverse Stock Split and the associated reduction in Zhone’s authorized capitalization. Our Board of Directors believes that stockholder approval granting us discretion to set the actual exchange ratio within the range from one-for-five to one-for-ten, rather than stockholder approval of a specified exchange ratio, provides us with maximum flexibility to react to then-current market conditions and volatility in the market price of our common stock in order to set an exchange ratio that is intended to result in a stock price in excess of the $1.00 per share minimum bid price required by Nasdaq, and therefore stockholder approval granting this discretion is in the best interests of Zhone and its stockholders. However, there can be no assurance that the Reverse Stock Split will result in our common stock trading above the per share minimum bid price required by Nasdaq. Our Board of Directors may also elect not to undertake the Reverse Stock Split and the associated reduction in our authorized capitalization.

If this proposal is approved by the stockholders, and following such stockholder approval our Board of Directors determines that effecting the Reverse Stock Split and the associated reduction in our authorized capitalization is in the best interests of Zhone and its stockholders, the Reverse Stock Split and the associated reduction in our authorized capitalization will become effective upon the filing of the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment filed will contain the fraction of a share of our post-split common stock that would represent one share of pre-split common stock (using an exchange ratio within the range set forth in this proposal, as determined by us) and the corresponding reduction in the total number of authorized shares of common stock.

Reasons for the Reverse Stock Split

On June 11, 2008, we received a notification letter from The Nasdaq Stock Market, Inc., or Nasdaq, indicating that, for the 30 consecutive business days preceding the date of the letter, the bid price of our shares of common stock had closed below the $1.00 per share minimum bid price required for continued inclusion on The Nasdaq Global Market pursuant to Nasdaq Marketplace Rule 4450(a)(5).

We have until December 8, 2008 to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of our common stock must be at or above $1.00 per share for a minimum of 10 consecutive business days. Nasdaq may, in its discretion, require us to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no longer than 20 consecutive business days, before determining that we have demonstrated an ability to maintain long-term compliance. If we do not regain compliance by December 8, 2008, Nasdaq will provide written notification to us that our common stock will be delisted. At that time, we may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel. Alternatively, we could apply to transfer our common stock to The Nasdaq Capital Market if we satisfy all of the requirements, other than the minimum bid price requirement, for initial listing on The Nasdaq Capital Market set forth in Marketplace Rule 4310(c). If we were to elect to apply for such transfer and if such application were approved, we would have an additional 180 days to regain compliance with the minimum bid price rule while listed on The Nasdaq Capital Market. Our Board of Directors considered these options and determined that pursuing the Reverse Stock Split was in the best interests of Zhone and its stockholders.

If we do not regain compliance with the minimum bid price requirement, then Nasdaq will notify us that our common stock will be delisted. Delisting from The Nasdaq Global Market could have an adverse effect on our business and on the trading of our common stock. If a delisting of our common stock were to occur, our common stock would trade on the OTC Bulletin Board or on the “pink sheets” maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be less efficient markets, and our stock price, as well as the liquidity of our common stock, may be adversely impacted as a result. Delisting from The Nasdaq Global Market could also have other negative results, including the potential loss of confidence by customers, suppliers and employees, the loss of institutional investor interest and fewer business development opportunities. Our Board of Directors believes that maintaining the listing of our common stock on The Nasdaq Global Market is in the best interests of Zhone and its stockholders. We expect that the Reverse Stock Split will enable shares of our common stock to trade above the $1.00 minimum bid price requirement.

We also believe that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split may improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Although it should be noted that the liquidity of our common stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, our Board of Directors is hopeful that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of our common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Our Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, or the Exchange Act.

Risk Factors Associated with the Reverse Stock Split

We cannot assure you that the Reverse Stock Split, if implemented, will have the desired effect of raising the price of our common stock over the long term. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•

the trading price per share of common stock after the Reverse Stock Split would rise in proportion to the reduction in the number of pre-split shares of common stock outstanding before the Reverse Stock Split;

•	the Reverse Stock Split would result in a per share price that would attract brokers and investors who do not trade in low-priced stocks; and

•

the market price per post-split share would either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq or that Zhone would otherwise meet the requirements for continued listing on Nasdaq.

The market price of our common stock would also be based on our performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is consummated and the trading price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

Board of Directors Discretion to Implement the Reverse Stock Split

If the Reverse Stock Split and the associated reduction in our authorized capitalization are approved by our stockholders, the requisite amendment to our Restated Certificate of Incorporation would be effected, if at all, only upon a determination by our Board of Directors that the Reverse Stock Split (using an exchange ratio determined by us within the range set forth in this proposal, as described above) and the associated reduction in our authorized capitalization are in the best interests of Zhone and its stockholders. Such determination will be based upon certain factors, including meeting the listing requirements for The Nasdaq Global Market, prevailing market conditions and the likely effect on the market price of our common stock. Notwithstanding approval by the stockholders of the proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and the associated reduction in our authorized capitalization, our Board of Directors may, in its sole discretion, abandon the proposed amendment to our Restated Certificate of Incorporation and determine, prior to the effectiveness of any filing of the amendment with the Secretary of State of the State of Delaware, not to effect the Reverse Stock Split and the associated reduction in our authorized capitalization, as permitted under Section 242(c) of the Delaware General Corporation Law.

Principal Effects of the Reverse Stock Split

After the effective date of the Reverse Stock Split, each stockholder would own a reduced number of shares of common stock. However, the Reverse Stock Split would affect all stockholders uniformly and would not affect any stockholder’s percentage ownership interest in Zhone (except to the extent that the Reverse Stock Split would result in some of our stockholders owning a fractional share as described below). Proportionate voting rights and other rights and preferences of the holders of common stock would not be affected by the Reverse Stock Split (except to the extent that the Reverse Stock Split would result in some of our stockholders owning a fractional share as described below). For example, a holder of 2% of the voting power of the outstanding shares of common stock immediately prior to the Reverse Stock Split would continue to hold approximately 2% of the voting power of the outstanding shares of common stock immediately after the Reverse Stock Split. The number of stockholders of record also would not be affected by the Reverse Stock Split (except to the extent that the Reverse Stock Split would result in some of our stockholders owning only a fractional share as described below).

The following table contains approximate information relating to our common stock under various proposed Reverse Stock Split exchange ratios based on share information as of                     , 2008 (in thousands):

	Pre Reverse Split	1-for-5	1-for-6	1-for-7	1-for-8	1-for-9	1-for-10
Authorized	900,000	180,000	150,000	128,571	112,500	100,000	90,000
Outstanding
Reserved for future issuance pursuant to outstanding stock options
Reserved for future issuance pursuant to outstanding warrants
Reserved for future issuance pursuant to Employee Stock Purchase Plan

The Reverse Stock Split would also reduce the number of shares of common stock available for issuance under the 2001 Zhone Plan, which is the only equity incentive compensation plan currently active from which we may make new stock option grants, and Zhone’s 2002 Employee Stock Purchase Plan in proportion to the exchange ratio selected by us within the range described above. With respect to outstanding stock options to purchase shares of our common stock, the Reverse Stock Split would effect a reduction in the number of shares subject to such outstanding stock options proportional to the exchange ratio of the Reverse Stock Split and would effect a proportionate increase in the exercise price of such outstanding stock options. In connection with the Reverse Stock Split, the number of shares of common stock issuable upon exercise of outstanding stock options would be rounded down to the nearest whole share and no cash payment would be made in respect of such rounding.

Under the terms of our outstanding warrants, the Reverse Stock Split would also result in a proportionate increase in the exercise price of the warrants, as well as a proportionate decrease in the number of shares issuable to the holders thereof upon exercise of the warrants.

If the proposed Reverse Stock Split is implemented, it would increase the number of Zhone stockholders who own “odd lots” of less than 100 shares of common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Our common stock is currently registered under Section 12(b) of the Exchange Act, and Zhone is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect the registration of the common stock under the Exchange Act. If the Reverse Stock Split is implemented, our common stock would continue to be reported on The Nasdaq Global Market under the symbol “ZHNE” (although Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).

In addition, the proposed amendment to our Restated Certificate of Incorporation would reduce the total number of shares of common stock that Zhone is authorized to issue by an amount proportionate to the Reverse Stock Split.

Effective Date

The Reverse Stock Split and the associated reduction in Zhone’s authorized capitalization would become effective on the date of filing of the amendment to our Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. On the effective date, shares of common stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of common stock in accordance with the exchange ratio determined by us within the range set forth in this proposal.

Treatment of Fractional Shares

No scrip or fractional shares would be issued if, as a result of the Reverse Stock Split, a stockholder would otherwise become entitled to a fractional share. Instead, Zhone would pay to the stockholder, in cash, the value of any fractional share arising from the Reverse Stock Split. The cash payment would equal the closing sale price per share of our common stock as reported on The Nasdaq Global Market on the last trading day preceding the effective date multiplied by the number of shares of pre-split common stock held by the stockholder that would otherwise have been exchanged for such fractional share. No transaction costs would be assessed to stockholders for the cash payment. Stockholders would not be entitled to receive interest for the period of time between the effective date of the Reverse Stock Split and the date payment is made for their fractional shares.

If you do not hold sufficient shares of pre-split common stock to receive at least one post-split share of common stock and you want to hold our common stock after the Reverse Stock Split, you may do so by taking either of the following actions far enough in advance so that it is completed before the Reverse Stock Split is effected:

•

purchase a sufficient number of shares of our common stock so that you would hold at least that number of shares of common stock in your account prior to the implementation of the Reverse Stock Split that would entitle you to receive at least one share of common stock on a post-split basis; or

•

if applicable, consolidate your accounts so that you hold at least that number of shares of our common stock in one account prior to the Reverse Stock Split that would entitle you to at least one share of our common stock on a post-split basis. Common stock held in registered form (that is, shares held by you in your own name on the Zhone share register maintained by our transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the Reverse Stock Split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the Reverse Stock Split.

After the Reverse Stock Split, then-current stockholders would have no further interest in Zhone with respect to their fractional shares. A person otherwise entitled to a fractional share would not have any voting, dividend or other rights in respect of their fractional share except to receive the cash payment as described above. Such cash payments would reduce the number of post-split stockholders to the extent that there are stockholders holding fewer than that number of pre-split shares within the exchange ratio that is determined by us as described above. Reducing the number of post-split stockholders, however, is not the purpose of this proposal.

Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where Zhone is domiciled and where the funds for fractional shares would be deposited, sums due to stockholders in payment for fractional shares that are not timely claimed after the effective date may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Effect on Non-Registered Stockholders

Non-registered stockholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation than those that would be put in place by Zhone for registered stockholders, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Exchange of Stock Certificates

The combination of and reduction in the number of our outstanding shares of common stock as a result of the Reverse Stock Split would occur automatically on the effective date without any action on the part of our stockholders and without regard to the date that stock certificates representing pre-split shares of common stock are physically surrendered for new stock certificates representing post-split shares of common stock.

As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of our post-split common stock such stockholder is entitled to receive as a result of the Reverse Stock Split. Our transfer agent will act as exchange agent for purposes of implementing the exchange of the stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the Reverse Stock Split in accordance with the applicable instructions. Each stockholder who surrenders certificates will receive new certificates representing the whole number of shares of our common stock that he or she holds as a result of the Reverse Stock Split and payment in lieu of fractional shares (if any). No new certificates and no payments in lieu of fractional shares will be issued to a stockholder until the stockholder has surrendered its outstanding stock certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.001 per share after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock would be reduced proportionally, based on the actual exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account would be credited with the amount by which the stated capital is reduced. The per share common stock net loss and net book value would be increased because there would be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

No Appraisal Rights

Under the Delaware General Corporation Law, stockholders are not entitled to dissenters’ rights with respect to the proposed amendment to our Restated Certificate of Incorporation to effect the Reverse Stock Split and we will not independently provide our stockholders with any such right.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the federal income tax consequences expected to result to holders of our pre-split common stock from the Reverse Stock Split and to holders of our post-split common stock. The summary is based upon current provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service, or the IRS, will not take a contrary view, and no ruling from the IRS has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders of our pre-split common stock or post-split common stock.

The following summary is for general information only. The tax treatment of a holder of our pre-split or post-split common stock may vary depending upon such holder’s particular situation. Certain holders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. This discussion is limited to those who have held our pre-split common stock and who will hold our post-split common stock as “capital assets” (generally property held for investment) within the meaning of Section 1221 of the Code. EACH HOLDER OF OUR PRE-SPLIT COMMON STOCK AND OUR POST-SPLIT COMMON STOCK SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT OR THE OWNERSHIP AND DISPOSITION OF OUR POST-SPLIT COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

Reverse Stock Split. An exchange of post-split common stock for our pre-split common stock pursuant to the Reverse Stock Split will constitute a recapitalization under Section 368(a)(1)(E) of the Code. As a result, holders who receive our post-split common stock in exchange for our pre-split common stock pursuant to the Reverse Stock Split would not recognize any gain or loss as a result of such exchange, except with respect to cash received in lieu of fractional shares of our post-split common stock (as discussed below). A holder’s initial tax basis in our post-split common stock received would be equal to such holder’s tax basis in our pre-split common stock surrendered therefor, and the holder’s holding period for our post-split common stock would include such holder’s holding period in our pre-split common stock surrendered therefor.

A holder of our pre-split common stock who receives cash in lieu of fractional shares of our post-split common stock pursuant to the Reverse Stock Split would recognize gain or loss equal to the difference between the amount of cash received and the adjusted tax basis such holder would have had in such fractional share of our post-split common stock had he or she actually received such fractional share. Such gain or loss would generally be long-term capital gain or loss, provided the holder held our pre-split common stock for more than one year.

Disposition of Our Post-Split Stock. In general, a holder of our post-split common stock would recognize gain or loss upon the sale, redemption or other taxable disposition of our post-split common stock measured by the difference between (1) the amount of cash and fair market value of other property received and (2) the holder’s tax basis in our post-split common stock. Any such gain or loss would generally be long-term capital gain or loss, provided the holder held our post-split common stock for more than one year.

Backup Withholding. A holder of our pre-split common stock or our post-split common stock may be subject to backup withholding at the rate of 31% with respect to the Reverse Stock Split, any dividends paid on our post-split common stock, and gross proceeds from a sale of our post-split common stock unless (1) the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (2) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of our pre-split common stock or our post-split common stock who does not provide Zhone with his or her correct taxpayer identification number may be subject to penalties imposed by the IRS. Zhone will report to the holders of our pre-split common stock and our post-split common stock and the IRS the amount of any reportable payments and any amount withheld with respect thereto during the calendar year.

THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER OF OUR PRE-SPLIT COMMON STOCK AND OUR POST-SPLIT COMMON STOCK SHOULD CONSULT HIS OR HER TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT AND THE OWNERSHIP AND DISPOSITION OF OUR POST-SPLIT COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Recommendation of our Board of Directors

Our Board of Directors recommends that you vote “FOR” the proposal to amend Zhone’s Restated Certificate of Incorporation to effect the Reverse Stock Split and the corresponding reduction in the total number of shares of common stock that Zhone is authorized to issue.

PROPOSAL 2:

AMENDMENT OF ZHONE TECHNOLOGIES, INC. AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN TO PERMIT REPRICING OF STOCK OPTIONS AND

INCREASE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE

Overview

Our Board of Directors has approved, and recommended that our stockholders approve, an amendment to the 2001 Zhone Plan to permit the repricing of stock options granted thereunder and increase the number of shares authorized and reserved for issuance thereunder.

We have issued stock options under the 2001 Zhone Plan and our other equity incentive compensation plans as a means of promoting the long-term success of our business by encouraging our employees, officers and directors to devote their abilities and industry to Zhone through the exertion of high levels of performance. However, our Board of Directors has determined that many of our employees, officers and directors have outstanding stock options with exercise prices that are significantly higher than the current market price of our common stock. As a result, these stock options have little or no current value as an incentive to retain and motivate our employees, officers and directors.

As a result, our Compensation Committee and Board of Directors have determined that it would be in the best interests of Zhone and its stockholders to conduct an Option Repricing/Exchange, under which Zhone would offer our existing employees, officers and directors the opportunity to exchange eligible stock options on a one-for-one basis for new stock options with an exercise price equal to the last reported sale price of Zhone’s common stock on The Nasdaq Global Market on the date of grant. Each new stock option would have a seven-year term and would vest monthly over a period of four years, beginning on the date the new stock option is granted. Excluded Options, being stock options held by former employees, officers or directors and stock options granted in September 2008, would not be eligible for the Option Repricing/Exchange. Our Board of Directors believes that the proposed Option Repricing/Exchange would create better incentives for employees, officers and directors to remain with Zhone and contribute to the attainment of our business and financial objectives. If we cannot reprice eligible stock options of our active employees, officers and directors, then we may be forced to consider cash alternatives to provide a market-competitive total compensation package necessary to attract, retain and motivate the individual talent critical to the future success of the company. These cash replacement alternatives would then reduce the cash available for investment in innovation and technology.

The 2001 Zhone Plan and our other Equity Plans do not currently permit us to undertake any stock option repricing/exchange program. However, some of our other equity incentive compensation plans by their terms allow stock option repricing/exchanges without stockholder approval. By approving this proposal, you would allow us to conduct the Option Repricing/Exchange with respect to all eligible stock options currently held by our active employees, officers and directors, as well as any future stock option repricings that could provide our employees, officers and directors with the opportunity to exchange their existing stock options for new stock options covering the same or a different number of shares of our common stock, but with an option price based on the then-current fair market value per share of our common stock. Our Board of Directors has authorized Zhone to undertake the proposed Option Repricing/Exchange described above in the event that our stockholders approve the Repricing Amendments.

In order to allow all of our current employees, officers and directors to participate in the Option Repricing/Exchange for all of their eligible stock options, we will need to increase the number of shares available under the 2001 Zhone Plan, as that is the only plan currently active from which we may make new stock option grants. For this reason, the amendment that we are asking you to approve in this proposal also increases the number of shares available under the 2001 Zhone Plan by 1,700,000 shares. This increase, along with the current number of shares available under the 2001 Zhone Plan, would allow us to accomplish the proposed Option Repricing/Exchange for all outstanding eligible stock options currently held by active employees, officers and directors. Accordingly, if this proposal is not approved, but the other Repricing Amendments are approved, we would be able to reprice some but not all eligible stock options held by our current employees, officers and directors.

You are being asked to approve an amendment to the 2001 Zhone Plan in substantially the form attached hereto as Appendix B. The proposed amendment to the 2001 Zhone Plan would (a) permit the repricing of stock options and (b) increase the number of shares available under the 2001 Zhone Plan by 1,700,000 shares for a total of shares as of                     , 2008 (subject to adjustments for stock splits and other changes in capitalization, including the Reverse Stock Split). As the proposed amendment to the 2001 Zhone Plan has already been approved by our Board of Directors, this amendment will automatically become effective upon approval by our stockholders.

Under the current terms of the 2001 Zhone Plan, a total of 3,500,000 shares of our common stock, plus shares that were not issued under our Amended and Restated 1997 Employee Stock Incentive Plan, were initially reserved for issuance pursuant to awards granted under the 2001 Zhone Plan. The 2001 Zhone Plan also contains an “evergreen” provision that provides that if on January 1 of any calendar year the aggregate number of shares of common stock available under the 2001 Zhone Plan, not including shares that are subject to outstanding awards granted under the 2001 Zhone Plan, is less than 5% of the total number of outstanding shares of common stock on such date, the number of shares of common stock available under the 2001 Zhone Plan will increase in an amount so that the aggregate number of shares of common stock that may be granted under the 2001 Zhone Plan, not including shares that are subject to outstanding awards, is equal to the lesser of:

•	5% of the total number of outstanding shares of our common stock on that date;

•	5,000,000 shares (subject to adjustments for stock splits and other changes in capitalization); and

•	a number of shares of common stock as determined by our Board of Directors.

The maximum number of shares with respect to which restricted stock awards may be granted under the 2001 Zhone Plan is one quarter of the total shares available under the 2001 Zhone Plan, and no more than one quarter of such shares may be issued as restricted stock. If the amendment to the 2001 Zhone Plan is approved, no more than 20,000,000 shares may be subject to awards granted under the 2001 Zhone Plan to any one individual in a calendar year.

As of                     , 2008, a total of              shares of common stock were available under the 2001 Zhone Plan for the future issuance of various types of equity-based awards, including stock options, stock appreciation rights, dividend equivalent rights, phantom stock, performance units/shares, restricted stock and share awards. Although the total number of shares available for these various types of grants is sufficient for the foreseeable future, if the Repricing Amendments are approved and the Option Repricing/Exchange implemented, then, as described above, there would not be enough shares available under the 2001 Zhone Plan to grant new stock options pursuant to the Option Repricing/Exchange to replace all of the stock options eligible for the Option Repricing/Exchange currently held by active employees, officers and directors under our equity incentive compensation plans.

Purpose of the 2001 Zhone Plan

The purpose of the 2001 Zhone Plan is to strengthen Zhone by providing an incentive to our employees, officers and directors, and thereby encouraging them to devote their abilities and industry to the success of Zhone’s business enterprise. We believe that this purpose is achieved by extending to employees, officers and directors an added long-term incentive for high levels of performance and unusual efforts through the grant of stock options and other equity-based incentives.

Summary of the 2001 Zhone Plan

The following is a summary of the 2001 Zhone Plan, as amended pursuant to the amendment subject to this proposal. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2001 Zhone Plan, a copy of which has been filed as Appendix A to our proxy statement filed with the SEC on April 5, 2007, and the amendment subject to this proposal, which is attached as Appendix B to this proxy statement.

Administration. The 2001 Zhone Plan is administered by a committee appointed by our Board of Directors. Under the 2001 Zhone Plan, the committee has the authority to, among other things, select the individuals to whom stock options and awards will be granted, and determine the type, size and the terms and conditions of the stock options and awards.

Eligibility. Under the 2001 Zhone Plan, our directors, officers, employees and consultants are eligible to receive stock options and awards. As of                     , 2008,              employees and eight directors were eligible to participate in the 2001 Zhone Plan.

Types of Awards. The 2001 Zhone Plan permits the committee to grant a variety of equity-based awards, including stock options, stock appreciation rights, dividend equivalent rights, phantom stock, performance units/shares, restricted stock and share awards.

Number of Shares. As of                     , 2008,              shares of common stock were authorized for issuance under the 2001 Zhone Plan, plus shares that were not issued under our Amended and Restated 1997 Employee Stock Incentive Plan. The 2001 Zhone Plan also provides that if on January 1 of any calendar year the aggregate number of shares of common stock available under the 2001 Zhone Plan, not including shares that are subject to outstanding awards granted under the 2001 Zhone Plan, is less than 5% of the total number of outstanding shares of common stock on such date, the number of shares of common stock available under the 2001 Zhone Plan will increase in an amount so that the aggregate number of shares of common stock that may be granted under the 2001 Zhone Plan, not including shares that are subject to outstanding awards, is equal to the lesser of (1) 5% of the total number of outstanding shares of our common stock on that date, (2) 5,000,000 shares, and (3) a number of shares of common stock as determined by our Board of Directors. The maximum number of shares with respect to which restricted stock awards may be granted under the 2001 Zhone Plan is one quarter of the total shares available under the 2001 Zhone Plan. As of                     , 2008,              stock options were outstanding under the 2001 Zhone Plan at a weighted average exercise price of $              per share, and              shares were available for future grant under the 2001 Zhone Plan. As of                     , 2008, the per-share market price of our common stock was $            .

Stock Options. The exercise price of any stock option granted under the 2001 Zhone Plan may be set at any price, but must be set at or above the fair market value of our common stock on the date of grant to qualify as an incentive stock option or performance-based compensation. Each stock option will vest on the dates and in the installments that the committee designates. At the discretion of the committee, the exercise price of any stock option may be paid (1) in cash, (2) by transferring shares to us that have been held for at least six months before the option exercise, or (3) by a combination of those methods. In addition, stock options may be exercised through a registered broker-dealer using any cashless exercise procedures which are, from time to time, deemed acceptable by the committee. Stock options have a maximum term of ten years.

Stock Appreciation Rights (SARs). The 2001 Zhone Plan permits the granting of SARs either in connection with the grant of a stock option or as a freestanding right. A SAR permits the grantee to receive upon exercise of the SAR, cash and/or shares, at the discretion of the committee, in an amount equal in value to the excess, if any, of the per-share fair market value on the exercise date over the per-share fair market value on the date of grant (or option exercise price in the case of a SAR granted in connection with a stock option). When a SAR is granted, however, the committee may establish a limit on the maximum amount a grantee may receive on exercise. The committee will decide, at the time the SAR is granted, the dates on which it will become vested and exercisable.

Dividend Equivalent Rights (DERs). DERs represent a right to receive all or some portion of the cash dividends that are or would be payable with respect to shares of our common stock. DERs may be granted in tandem with any award under the 2001 Zhone Plan and may be payable currently or deferred until the lapsing of the restrictions on the DERs or until the vesting, exercise, payment, settlement or other lapse of restrictions on the related award. DERs may be settled in cash, shares, or a combination of cash and shares, in single or multiple installments, as determined by the committee.

Restricted Stock. The committee has the authority to determine the terms and conditions of restricted stock awards, including the price to be paid by the grantee for the restricted stock, the restrictions placed on the shares, and the times when the restrictions will lapse. In addition, at the time of grant, the committee, in its discretion, may decide: (1) whether any deferred dividends will be held for the account of the grantee or deferred until the restrictions lapse, (2) whether any deferred dividends will be reinvested in additional shares or held in cash, and (3) whether interest will be accrued on any dividends not reinvested in additional shares of restricted stock. Shares of restricted stock are non-transferable until all restrictions on them have lapsed.

Performance Units and Performance Shares. The committee may award performance units and performance shares to become vested upon the attainment of specified performance objectives to be determined by the committee. Performance objectives may be expressed in terms of earnings per share, share price, pre-tax profits, after-tax profits, operating profits, sales or expenses, net earnings, return on equity or assets, revenues, EBITDA, market share, market penetration or confidential business objectives. Performance objectives may be in respect of our performance, the performance of any of our subsidiaries, the performance of any of our divisions, or any combination of the foregoing. Performance objectives may be absolute or relative (to our prior performance or to the performance of one or more other entities or external indices) and may be expressed in terms of a progression within a specified range. Performance units may be denominated in dollars or in shares, and payments in respect of performance units may be made in cash, shares or any combination of the foregoing, as determined by the committee.

Share Awards; Phantom Stock. The committee may, in its discretion, grant other share awards on terms and conditions determined by the committee. Share awards may include grants of phantom stock. Upon the vesting of a phantom stock award, the grantee will be entitled to receive a cash payment in respect of each share of phantom stock which will be equal to the fair market value of a share as of the date the phantom stock award was granted, or on another date selected by the committee. The committee may provide a limitation on the amount payable in relation to each share of phantom stock. In lieu of a cash payment, the committee may, in its discretion, settle phantom stock awards with shares having a fair market value equal to the cash payment to which the grantee has become entitled.

Effect of Change in Control. In the event of a change in control of Zhone, the committee may provide for any or all of the following alternatives:

•	require participants to surrender their outstanding stock options or stock appreciation rights for a cash payment;

•	replace outstanding stock options or stock appreciation rights with other rights or property;

•	accelerate the vesting of all or a portion of the stock options, stock appreciation rights or performance awards;

•	cause the restrictions on all or a portion of the shares of restricted stock to lapse;

•

require that the successor or survivor corporation assume the stock options, stock appreciation rights, restricted stock and performance awards, or replace them with equivalent stock options or awards; or

•	adjust the terms and conditions of outstanding stock options, stock appreciation rights, restricted stock or performance awards.

Amendment and Termination. Our Board of Directors may amend or terminate the 2001 Zhone Plan at any time, as long as the amendment or termination does not negatively affect any stock options or awards that have previously been granted under the 2001 Zhone Plan without the consent of the holder. Furthermore, no amendment or termination may deprive any holder of any shares which he or she may have acquired through or as a result of the 2001 Zhone Plan. To the extent necessary under any applicable law or regulation, no amendment will be effective unless approved by our stockholders. If it is not terminated earlier by our Board of Directors, the 2001 Zhone Plan will terminate on the tenth anniversary of the date of its adoption by our Board of Directors (March 2017), and no stock option or award may be granted after that date.

New 2001 Zhone Plan Benefits

The number of awards that an employee may receive under the 2001 Zhone Plan is in the discretion of the committee and therefore cannot be determined in advance. However, the following table demonstrates the aggregate number of shares subject to stock options that would be granted under the 2001 Zhone Plan if the Option Repricing/Exchange is implemented and assuming that all eligible stock options were exchanged in the Option Repricing/Exchange.

Grants Under 2001 Zhone Plan

Group	Number of Shares Underlying Stock Options Granted
Morteza Ejabat
Kirk Misaka
Michael Fischer
David Misunas
Michael Scheck
All Named Executives as a Group
Non-Executive Director Group
All Non-Named Executive Employees as a Group

Compensation Plans

The following table provides certain information as of                     , 2008 about our common stock that may be issued under our existing equity incentive compensation plans:

Equity Incentive Compensation Plan Information

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Stock Options and Rights (a)	Weighted-Average Exercise Price of Outstanding Stock Options and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity incentive compensation plans approved by security holders
Equity incentive compensation plans not approved by security holders
Total

Material U.S. Federal Income Tax Consequences

The following is a brief description of the current U.S. federal income tax treatment that will generally apply to stock options and other awards under the 2001 Zhone Plan made to participants who are subject to U.S. income tax. The summary is not intended to be exhaustive and, among other things, does not describe alternative minimum tax, state, local or foreign income and other tax consequences.

Stock Options. The grant of a nonqualified stock option will not result in taxable income to the optionee. The optionee will generally realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares. Gains or losses realized by the optionee upon disposition of the shares will be treated as capital gains and losses, with the basis in the shares being equal to the fair market value of the shares at the time of exercise. To the extent that a nonqualified stock option is granted at a price which is less than the fair market value of shares of our common stock on the date of grant, such nonqualified stock option will be considered deferred compensation and subject to Section 409A of the Code, which provides rules regarding the timing of payment of deferred compensation. A nonqualified stock option subject to Section 409A of the Code, which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently, the manner in which the additional tax and penalties and interest will be applied under Section 409A is unclear.

The grant of an incentive stock option will not result in taxable income to the optionee, and the exercise of an incentive stock option generally will not result in taxable income to the optionee. However, for purposes of the alternative minimum tax, the excess of the fair market value of the shares acquired over the exercise price upon exercise of an incentive stock option is treated as an item of tax preference. Accordingly, the exercise of an incentive stock option may result in an alternative minimum tax liability. The disposition of shares acquired upon exercise of an incentive stock option will ordinarily result in capital gain or loss. However, if the holder disposes of the shares acquired upon the exercise of an incentive stock option within two years after the date of grant or one year after the date of exercise (a disqualifying disposition), the holder will generally recognize ordinary income, in the amount of the excess of the fair market value of the shares on the date the stock option was exercised over the option exercise price. Any excess of the amount realized by the holder on the disqualifying disposition over the fair market value of the shares on the date of excise of the stock option will generally be capital gain.

Generally, we will be entitled to a federal income tax deduction in the same amount and at the same time as the optionee recognizes ordinary income, subject to any deduction limitation under Section 162(m) of the Code, which is discussed below.

Stock Appreciation Rights. The grant of a SAR will not result in taxable income to the grantee. The amount of any cash (or the fair market value of any shares) received upon the exercise of a SAR under the 2001 Zhone Plan will be includible in the grantee’s ordinary income. We will be entitled to a deduction, subject to the deduction limitation under Section 162(m) of the Code, equal to the amount included in a grantee’s income by reason of the exercise of a SAR. Gains and losses realized by the grantee upon disposition of any shares received on the exercise of a SAR will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise. To the extent that a SAR granted at a price which is less than the fair market value of shares of our common stock on the date of grant, such SAR will be considered deferred compensation and subject to Section 409A of the Code, which provides rules regarding the timing of payment of deferred compensation. A SAR subject to Section 409A of the Code, which fails to comply with the rules of Section 409A, can result in an additional 20% tax obligation, plus penalties and interest. Currently, the manner in which the additional tax and penalties and interest will be applied under Section 409A is unclear.

Dividend Equivalent Rights. A grantee realizes ordinary income upon the receipt of DERs in an amount equal to any cash received and the fair market value of any shares received. We will be entitled to a deduction of the same amount, subject to any deduction limitation under Section 162(m) of the Code.

Restricted Stock. A grantee will not recognize taxable income upon the grant of restricted stock, and the recognition of any income will be postponed until the shares are no longer subject to the restriction or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the grantee will recognize ordinary income equal to the fair market value of the restricted stock at the time that such restrictions lapse. A grantee may elect to be taxed at the time of the grant of restricted stock and, if this election is made, the grantee will recognize ordinary income equal to the excess of the fair market value of the restricted stock at the time of grant (determined without regard to any of the restrictions thereon) over the amount paid, if any, by the grantee for such shares. Generally, we will be entitled to a federal income tax deduction, at the time the grantee recognizes ordinary income, in an amount equal to that income, subject to any deduction limitation under Section 162(m) of the Code.

Performance Shares and Performance Units. Generally, a grantee will not recognize any taxable income upon the award of performance shares or performance units. At the time performance shares vest or the grantee receives a distribution with respect to performance units, the fair market value of the vested shares or the amount of any cash or shares received in payment for such awards generally is taxable to the grantee as ordinary income. Performance share awards and performance stock units can also be considered nonqualified deferred compensation under Section 409A of the Code and, if the terms of such grant do not meet the requirements of Section 409A, will result in an additional 20% tax obligation, plus penalties and interest to such participant. Currently, the manner in which the additional tax and penalties and interest will be applied under Section 409A is unclear. Subject to any deduction limitation under Section 162(m) of the Code, we generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the grantee.

Section 162(m). Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does allow a deduction for “performance-based compensation.” We have structured and intend to implement and administer the 2001 Zhone Plan (except with respect to grants of restricted stock and stock options with an exercise price of less than the fair market value of the underlying shares on the date of grant, and certain change in control payments) so that the compensation resulting from stock options and awards under the 2001 Zhone Plan will qualify as “performance-based compensation.” The committee, however, has the discretion to grant stock options and awards with terms that will result in the stock options and awards not constituting performance-based compensation.

Section 280G. Under certain circumstances, the accelerated vesting or exercise of stock options or the accelerated lapse of restrictions with respect to other awards in connection with a change of control might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20% excise tax and we may be denied a federal income tax deduction.

Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2001 Zhone Plan. An optionee or grantee may also be subject to state and local taxes in connection with the grant of awards under the 2001 Zhone Plan. We suggest that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Recommendation of our Board of Directors

Our Board of Directors recommends that you vote “FOR” the proposal to amend the 2001 Zhone Plan to (a) permit the repricing of stock options and (b) increase the number of shares of common stock reserved for issuance by 1,700,000 shares.

PROPOSAL 3:

AMENDMENT OF ZHONE TECHNOLOGIES, INC. 1999 STOCK OPTION PLAN

TO PERMIT REPRICING OF STOCK OPTIONS

Overview

Our Board of Directors has approved, and recommended that our stockholders approve, an amendment to the Zhone Technologies, Inc. 1999 Stock Option Plan, referred to in this proxy statement as the 1999 Plan, to permit the repricing of stock options granted thereunder. For a discussion of the objectives of this proposed amendment, see the discussion on page 18 under the heading “Overview.”

There were 1,138,644 stock options to purchase our common stock outstanding as of                     , 2008 under the 1999 Plan, of which              were held by our current employees, officers and directors and would be eligible for participation in the proposed Option Repricing/Exchange. No further stock options may be granted under the 1999 Plan.

You are being asked to approve an amendment to the 1999 Plan in substantially the form attached hereto as Appendix C, which would permit the repricing of stock options. Unless the proposed amendment to the 1999 Plan is authorized and approved by our stockholders, we will not be able to reprice any stock options granted under the 1999 Plan, or allow any currently active employees, officers and directors to participate in the proposed Option Repricing/Exchange with respect to eligible stock options granted under the 1999 Plan. Stock options granted under the 1999 Plan that are exchanged in the Option Repricing/Exchange would be cancelled, and the new stock options granted in exchange therefor would be issued under the 2001 Zhone Plan, as described above. As the proposed amendment to the 1999 Plan has already been approved by our Board of Directors, this amendment will automatically become effective upon approval by our stockholders.

Up to 50,000,000 shares (as may be adjusted to reflect stock splits and other events impacting the shares) were originally available for issuance upon exercise of stock options granted under the 1999 Plan. Employees, officers, consultants and directors were eligible to receive option grants under the 1999 Plan. The 1999 Plan provided for the grant of stock options to purchase our common stock only and did not provide for the grant of restricted shares or other forms of equity compensation. Stock options could take the form of incentive stock options or nonqualified stock options. Stock options under the plan have a term of ten years, unless the holder terminates employment, in which case the stock option is exercisable for three months following termination for reasons other than death or disability and 12 months following termination by reason of death or disability. For a brief discussion of the current U.S. federal income tax treatment that will generally apply to stock options under the 1999 Plan, see the discussion on page 23 under the heading “Material U.S. Federal Income Tax Consequences.”

Recommendation of our Board of Directors

Our Board of Directors recommends that you vote “FOR” the proposal to amend the 1999 Plan to permit the repricing of stock options.

PROPOSAL 4:

AMENDMENT OF PARADYNE NETWORKS, INC. 2000 BROAD-BASED STOCK PLAN

TO PERMIT REPRICING OF STOCK OPTIONS

Overview

Our Board of Directors has approved, and recommended that our stockholders approve, an amendment to the Paradyne Networks, Inc. 2000 Broad-Based Stock Plan, referred to in this proxy statement as the 2000 Plan, to permit the repricing of stock options granted thereunder. For a discussion of the objectives of this proposed amendment, see the discussion on page 18 under the heading “Overview.”

There were 609,554 stock options outstanding as of                     , 2008 under the 2000 Plan, of which were held by our current employees, officers and directors and would be eligible for participation in the proposed Option Repricing/Exchange. No further stock options may be granted under the 2000 Plan.

You are being asked to approve an amendment to the 2000 Plan in substantially the form attached hereto as Appendix D, which would permit the repricing of stock options. Unless the proposed amendment to the 2000 Plan is authorized and approved by our stockholders, we will not be able to reprice any stock options granted under the 2000 Plan, or allow any currently active employees, officers and directors to participate in the proposed Option Repricing/Exchange with respect to eligible stock options granted under the 2000 Plan. Stock options granted under the 2000 Plan that are exchanged in the Option Repricing/Exchange would be cancelled, and the new stock options granted in exchange therefor would be issued under the 2001 Zhone Plan, as described above. As the proposed amendment to the 2000 Plan has already been approved by our Board of Directors, this amendment will automatically become effective upon approval by our stockholders.

Up to 4,000,000 shares (as may be adjusted to reflect stock splits and other events impacting the shares) could be issued under awards granted under the 2000 Plan. Employees, officers, consultants and directors were eligible to receive option grants under the 2000 Plan. The 2000 Plan provided for the grant of nonqualified stock options, stock bonuses and restricted stock. Stock options under the plan have a term of ten years, unless the holder terminates employment, in which case the stock option is exercisable for 60 days following termination, unless another time period is set forth in the option agreement. For a brief discussion of the current U.S. federal income tax treatment that will generally apply to stock options and other awards under the 2000 Plan, see the discussion on page 23 under the heading “Material U.S. Federal Income Tax Consequences.”

Recommendation of our Board of Directors

Our Board of Directors recommends that you vote “FOR” the proposal to amend the 2000 Plan to permit the repricing of stock options.

PROPOSAL 5:

AMENDMENT OF TELLIUM, INC. 2002 STOCK INCENTIVE PLAN

TO PERMIT REPRICING OF STOCK OPTIONS

Overview

Our Board of Directors has approved, and recommended that our stockholders approve, an amendment to the Tellium, Inc. 2002 Stock Incentive Plan, referred to in this proxy statement as the 2002 Plan, to permit the repricing of stock options granted thereunder. For a discussion of the objectives of this proposed amendment, see the discussion on page 18 under the heading “Overview.”

There were 1,667 stock options outstanding as of                     , 2008 under the 2002 Plan, of which were held by our current employees, officers and directors and would be eligible for participation in the proposed Option Repricing/Exchange. No further stock options may be granted under the 2002 Plan.

You are being asked to approve an amendment to the 2002 Plan in substantially the form attached hereto as Appendix E, which would permit the repricing of stock options. Unless the proposed amendment to the 2002 Plan is authorized and approved by our stockholders, we will not be able to reprice any stock options granted under the 2002 Plan, or allow any currently active employees, officers and directors to participate in the proposed Option Repricing/Exchange with respect to eligible stock options granted under the 2002 Plan. Stock options granted under the 2002 Plan that are exchanged in the Option Repricing/Exchange would be cancelled, and the new stock options granted in exchange therefor would be issued under the 2001 Zhone Plan, as described above. As the proposed amendment to the 2002 Plan has already been approved by our Board of Directors, this amendment will automatically become effective upon approval by our stockholders.

Up to              shares of our common stock (as may be adjusted to reflect stock splits and other events impacting the shares) could be issued upon exercise of awards granted under the 2002 Plan. Employees, officers, consultants and directors were eligible to receive grants under the 2002 Plan. The 2002 Plan provided for the grant of stock options (both incentive stock options and nonqualified stock options), stock appreciation rights, dividend equivalents, performance units, performance shares, phantom stock and restricted stock. Stock options and stock appreciation rights granted under the 2002 Plan have a term of ten years, unless the holder terminates employment, in which case the stock option and stock appreciation rights are exercisable for three months following termination for reasons other than death or disability and one year following termination by reason of death or disability. In case of death, the one-year exercise period can extend the stock option or stock appreciation right beyond its initial ten-year term. For a brief discussion of the current U.S. federal income tax treatment that will generally apply to stock options and other awards under the 2002 Plan, see the discussion on page 23 under the heading “Material U.S. Federal Income Tax Consequences.”

Recommendation of our Board of Directors

Our Board of Directors recommends that you vote “FOR” the proposal to amend the 2002 Plan to permit the repricing of stock options.

PROPOSAL 6:

AMENDMENT OF PARADYNE NETWORKS, INC. AMENDED AND RESTATED 1996 EQUITY INCENTIVE PLAN TO PERMIT REPRICING OF STOCK OPTIONS

Overview

Our Board of Directors has approved, and recommended that our stockholders approve, an amendment to the Paradyne Networks, Inc. Amended and Restated 1996 Equity Incentive Plan, referred to in this proxy statement as the 1996 Plan, to permit the repricing of stock options granted thereunder. For a discussion of the objectives of this proposed amendment, see the discussion on page 18 under the heading “Overview.”

There were 8,999,459 stock options outstanding as of                     , 2008 under the 1996 Plan, of which were held by our current employees, officers and directors and would be eligible for participation in the Option Repricing/Exchange. No further stock options may be granted under the 1996 Plan.

You are being asked to approve an amendment to the 1996 Plan in substantially the form attached hereto as Appendix F, which would permit the repricing of stock options. Unless the proposed amendment to the 1996 Plan is authorized and approved by our stockholders, we will not be able to reprice any stock options granted under the 1996 Plan, or allow any currently active employees, officers and directors to participate in the proposed Option Repricing/Exchange with respect to eligible stock options granted under the 1996 Plan. Stock options granted under the 1996 Plan that are exchanged in the Option Repricing/Exchange would be cancelled, and the new stock options granted in exchange therefor would be issued under the 2001 Zhone Plan, as described above. As the proposed amendment to the 1996 Plan has already been approved by our Board of Directors, this amendment will automatically become effective upon approval by our stockholders.

Up to 11,000,000 shares (as may be adjusted to reflect stock splits and other events impacting the shares) were initially authorized for issuance under awards granted under the 1996 Plan, but with an annual increase beginning June 1, 2000 and ending June 1, 2005 equal to the lesser of (a) 5% of the outstanding common stock or (b) 4,500,000 shares. Employees, officers, consultants and directors were eligible to receive stock option grants under the 1996 Plan. The 1996 Plan provided for the grant of nonqualified stock options, stock bonuses and restricted stock. Stock options under the plan have a term of ten years, unless the holder terminates employment, in which case the stock option is exercisable for 60 days following termination, unless another time period is set forth in the option agreement. For a brief discussion of the current U.S. federal income tax treatment that will generally apply to stock options and other awards under the 1996 Plan, see the discussion on page 23 under the heading “Material U.S. Federal Income Tax Consequences.”

Recommendation of our Board of Directors

Our Board of Directors recommends that you vote “FOR” the proposal to amend the 1996 Plan to permit the repricing of stock options.

PROPOSAL 7:

ADJOURNMENT OF SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

IN FAVOR OF ANY OR ALL OF PROPOSALS 1 THROUGH 6

Overview

At the special meeting and any adjournment or postponement thereof, our stockholders may be asked to consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of any or all of Proposals 1 through 6.

Recommendation of our Board of Directors

Our Board of Directors recommends that you vote “FOR” any proposal to adjourn the special meeting of stockholders, if necessary, to solicit additional proxies in favor of any or all of Proposals 1 through 6.

OWNERSHIP OF SECURITIES

Beneficial Ownership Table

The following table sets forth information known to us regarding ownership of Zhone common stock on August 20, 2008 by (1) each person who beneficially owned more than 5% of our common stock, (2) each current director and director nominee, (3) each of the named executives identified in the “Grants Under 2001 Zhone Plan” table set forth above, and (4) all directors, named executives and their affiliates as a group.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)		Percent Owned (3)
New Enterprise Associates entities	23,993,277	(4)	15.9%
TPG (formerly Texas Pacific Group) entities	8,973,954	(5)	6.0%
KKR entities	8,959,375	(6)	6.0%
Morteza Ejabat	5,631,427	(7)	3.7%
Kirk Misaka	977,493	(8)	*
Robert Dahl	306,132	(9)	*
Michael Connors	290,240	(10)	*
James H. Greene, Jr.	189,959	(11)	*
C. Richard Kramlich	24,134,681	(12)	16.0%
James Timmins	120,352	(13)	*
James Coulter	119,968	(14)	*
Steven Levy	53,124	(15)	*
Michael Fischer	227,830	(16)	*
David Misunas	246,232	(17)	*
Michael Scheck	475,767	(18)	*
All directors, named executives and their affiliates as a group (15 persons)	50,706,354	(19)	33.7%

*	Less than 1%.
(1)	Under the rules of the SEC, a person is the beneficial owner of securities if that person has sole or shared voting or investment power. Except as indicated in the footnotes to this table and subject to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned. Unless otherwise indicated, the address for each person or entity named below is c/o Zhone Technologies, Inc., 7001 Oakport Street, Oakland, California 94621.
(2)	In computing the number of shares beneficially owned by a person named in the table and the percentage ownership of that person, shares of common stock that such person had the right to acquire within 60 days after August 20, 2008 are deemed outstanding, including without limitation, upon the exercise of stock options and warrants. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.
(3)	For each person included in the table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person by the sum of (a) 150,391,021 shares of common stock outstanding on August 20, 2008 plus (b) the number of shares of common stock that such person had the right to acquire within 60 days after August 20, 2008.
(4)

Consists of (a) 1,817,129 shares held by New Enterprise Associates VIII, L.P., (b) 1,294,180 shares held by New Enterprise Associates 8A, L.P., (c) 8,940,337 shares held by New Enterprise Associates 9, L.P., (d) 11,854,722 shares held by New Enterprise Associates 10, L.P., (e) 3,525 shares subject to stock options held by NEA Development Corp., exercisable within 60 days after August 20, 2008, (f) 13,425 shares subject to warrants held by New Enterprise Associates VIII, L.P., exercisable within 60 days after August 20, 2008, (g) 26,849 shares subject to warrants held by New Enterprise Associates 8A, L.P., exercisable within 60 days after August 20, 2008, and (h) 43,110 shares subject to warrants held by New Enterprise Associates 10, L.P., exercisable within 60 days after August 20, 2008. Each separate New Enterprise Associates entity disclaims beneficial ownership over shares with respect to which it is not the direct holder, except to the extent of its pecuniary interest therein. The address of the entities affiliated with New Enterprise Associates is 1119 St. Paul Street, Baltimore, Maryland 21202.
(5)	Consists of (a) 8,959,375 shares held by TPG Zhone, L.L.C., (b) 12,229 shares held by TPG Genpar II, L.P., and (c) 2,350 shares subject to stock options held by TPG Genpar II, L.P., exercisable within 60 days after August 20, 2008. TPG Advisors II Inc. is the general partner of TPG Genpar II, L.P., which is the general partner of TPG Partners II, L.P., which is the managing member of TPG Zhone, L.L.C. The address of the entities affiliated with TPG is 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(6)	Consists of 8,959,375 shares held by KKR-ZT, L.L.C., an entity affiliated with Kohlberg Kravis Roberts & Co. L.P. KKR 1996 GP LLC is the sole general partner of KKR Associates 1996 L.P., which is the sole general partner of KKR 1996 Fund L.P., which is the senior member of KKR-ZT, L.L.C. KKR 1996 GP LLC is a limited liability company, the managing members of which are Messrs. Henry R. Kravis and George R. Roberts, and the other members of which are Messrs. Paul E. Raether, Michael W. Michelson, Perry Golkin, Johannes Huth, Todd A. Fisher, Alexander Navab and James H. Greene, Jr. Each of such individuals may be deemed to share beneficial ownership of any shares beneficially owned by KKR 1996 GP LLC. Each of such individuals disclaims ownership in such shares. The address of the entities affiliated with KKR 1996 GP LLC is 2800 Sand Hill Road, Suite 200, Menlo Park, California 94025.
(7)	Consists of (a) 2,414,059 shares held by Mr. Ejabat, (b) 70,500 shares held by Mr. Ejabat as Trustee of the Salmeh Ejabat Trust, (c) 70,500 shares held by Mr. Ejabat as Trustee of the Ashlee Ann Ejabat Trust, (d) 845,978 shares held by Mr. Ejabat as Trustee of the Morteza Ejabat Trust Under Declaration of Trust Dated May 18, 1998, and (e) 2,230,390 shares subject to stock options exercisable by Mr. Ejabat within 60 days after August 20, 2008.
(8)	Consists of (a) 182,444 shares held by Mr. Misaka and (b) 795,049 shares subject to stock options exercisable by Mr. Misaka within 60 days after August 20, 2008.
(9)	Consists of (a) 190,925 shares held by Mr. Dahl as Trustee of the Dahl Family Trust Dated October 31, 1989, as amended on May 3, 1990, (b) 25,313 shares of restricted stock which vest monthly until May 15, 2012, and (c) 85,207 shares subject to stock options exercisable by Mr. Dahl within 60 days after August 20, 2008.
(10)	Consists of (a) 61,284 shares held by Dr. Connors, (b) 83,333 shares held by Suaimhneas LLC, of which Dr. Connors is the sole manager and his adult children are the owners, and (c) 145,623 shares subject to stock options exercisable by Dr. Connors within 60 days after August 20, 2008.
(11)	Consists of (a) 48,784 shares held by Mr. Greene, (b) 25,313 shares of restricted stock which vest monthly until May 15, 2012, and (c) 111,175 shares subject to stock options exercisable by Mr. Greene within 60 days after August 20, 2008. Mr. Greene is a member of KKR 1996 GP LLC, which is the sole general partner of KKR Associates 1996 L.P., which is the sole general partner of KKR 1996 Fund L.P., which is the senior member of KKR-ZT, L.L.C. Mr. Greene may be deemed to share beneficial ownership in the shares beneficially owned by KKR 1996 GP LLC. Mr. Greene disclaims beneficial ownership in such shares.
(12)	Consists of (a) all of the shares, shares subject to stock options and shares subject to warrants described in footnote 4 by virtue of Mr. Kramlich’s position as a general partner of New Enterprise Associates, (b) 33,281 shares held by Mr. Kramlich, and (c) 108,123 shares subject to stock options exercisable by Mr. Kramlich within 60 days after August 20, 2008. Mr. Kramlich disclaims beneficial ownership of all shares that would be deemed to be beneficially owned through his relationship with New Enterprise Associates and its affiliated entities, except to the extent of his proportionate interest therein.
(13)	Consists of (a) 12,229 shares held by Mr. Timmins, and (b) 108,123 shares subject to stock options exercisable by Mr. Timmins within 60 days after August 20, 2008.
(14)	Consists of (a) 4,761 shares held by Mr. Coulter, (b) 25,313 shares of restricted stock which vest monthly until May 15, 2012, and (c) 85,207 shares subject to stock options exercisable by Mr. Coulter within 60 days after August 20, 2008. Mr. Coulter is a partner of TPG and a stockholder, officer and director of TPG Advisors II, Inc. Mr. Coulter disclaims beneficial ownership of all shares that would be deemed to be beneficially owned through his relationship with TPG and its affiliated entities, except to the extent of his proportionate interest therein.

(15)	Consists of 53,124 shares subject to stock options exercisable by Mr. Levy within 60 days after August 20, 2008.
(16)	Consists of (a) 2,000 shares held by Mr. Fischer, and (b) 225,830 shares subject to stock options exercisable by Mr. Fischer within 60 days after August 20, 2008.
(17)	Consists of (a) 104,488 shares held by Mr. Misunas, and (b) 141,744 shares subject to stock options exercisable by Mr. Misunas within 60 days after August 20, 2008.
(18)	Consists of (a) 30,508 shares held by Mr. Scheck, (b) 41 shares held by Michael and Wendy Scheck, (c) 381 shares held by the Michael W. Scheck and Wendy Lee Scheck Living Trust, and (d) 444,657 shares subject to stock options exercisable by Mr. Scheck within 60 days after August 20, 2008.
(19)	Includes 4,540,127 shares subject to stock options and 83,384 shares subject to warrants exercisable within 60 days after August 20, 2008.

OTHER MATTERS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement. Stockholders of Zhone may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion in the proxy statement relating to our 2009 annual meeting of stockholders, proposals of stockholders must be received at our principal executive offices no later than December 5, 2008 (120 calendar days prior to the anniversary of the date of the proxy statement for our 2008 annual meeting) and must otherwise satisfy the conditions established by the SEC for stockholder proposals to be included in the proxy statement for that meeting.

Stockholder Proposals for Presentation at Next Year’s Annual Meeting. If a stockholder wishes to present a proposal, including a director nomination, at our 2009 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to our Corporate Secretary prior to the deadline for such meeting determined in accordance with our bylaws. Our bylaw notice deadline with respect to the 2009 annual meeting of stockholders is February 14, 2009 (90 calendar days prior to the anniversary of our 2008 annual meeting). If a stockholder gives notice of a proposal outside of the bylaw notice deadline, the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2009 annual meeting. However, in the event that the 2009 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2008 annual meeting, to be timely, notice by the stockholder must be received by the later of (1) the close of business 90 days prior to the 2009 annual meeting or (2) the 10th day following the day on which public announcement of the date of the 2009 annual meeting is first made. A stockholder’s notice must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting.

Matters Presented at the Special Meeting. As of the date of this proxy statement, our Board of Directors does not intend to bring any other business before the special meeting, and does not know of any other matter to be presented at the special meeting. If any additional matters are properly presented at the special meeting, the persons named on the enclosed proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the special meeting, regardless of the number of shares that you hold. We urge you to execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been enclosed.

Appendix A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ZHONE TECHNOLOGIES, INC.

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

Zhone Technologies, Inc., a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is Zhone Technologies, Inc.

2. The Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

The first sentence of Article IV thereof is amended so that, as amended, such sentence shall read in its entirety as follows:

“The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is [Nine Hundred Twenty-Five Million (925,000,000)]* shares, of which:

[Nine Hundred Million (900,000,000)]* shares, par value $.001 per share, shall be shares of common stock (the “Common Stock”); and

Twenty-Five Million (25,000,000) shares, par value $.001 per share, shall be shares of preferred stock (the “Preferred Stock”).”

Paragraph A of Article IV thereof is amended so that, as amended, such Paragraph A shall read in its entirety as follows:

“(A) Common Stock. Except as (1) otherwise required by law or (2) expressly provided in this Restated Certificate of Incorporation (as amended from time to time), each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters. Simultaneously with the effective date of the filing of this amendment to the Corporation’s Restated Certificate of Incorporation (the “Effective Date”), each share of Common Stock of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Date (the “Old Shares”) shall automatically be reclassified and continued (the “Reverse Stock Split”), without any action on the part of the holder thereof, as [            ]* of one share of Common Stock. The Corporation shall not issue fractional shares in connection with

*	Stockholders are being asked to approve the combination of any number of our pre-split common stock between and including five and ten into one share of our post-split common stock and a corresponding reduction in the total number of shares of common stock that Zhone is authorized to issue. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include the actual exchange ratio determined by us to be in the best interests of Zhone and its stockholders and a corresponding reduction in the total number of shares of common stock that Zhone is authorized to issue. The Board of Directors may also elect not to effect the Reverse Stock Split and the associated reduction in our authorized capitalization, in which case this amendment to our Restated Certificate of Incorporation will be abandoned. In accordance with the resolutions to be adopted by the stockholders, we will not implement any amendment providing for an exchange ratio outside the range described in this proxy statement.

A-1

the Reverse Stock Split. Holders of Old Shares who would otherwise be entitled to receive a fraction of a share on account of the Reverse Stock Split shall receive, upon surrender of the stock certificates formerly representing the Old Shares, in lieu of such fractional share, an amount in cash equal to the product of (i) the closing sale price per share of the Common Stock as reported by The Nasdaq Global Market on the last trading day preceding the Effective Date by (ii) the number of Old Shares held by such holder that would otherwise have been exchanged for such fractional share interests.”

3. This Amendment of the Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. On August 7, 2008, the Board of Directors of the Corporation duly adopted resolutions setting forth the Amendment, declaring its advisability and calling for submission of the Amendment to the stockholders of the Corporation for vote at a special meeting. The stockholders approved the Amendment at the special meeting of stockholders held on                     , 2008.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its Chief Executive Officer this     th day of                     , 2008.

ZHONE TECHNOLOGIES, INC.

By:
Morteza Ejabat
Chief Executive Officer

A-2

Appendix B

FIRST AMENDMENT TO THE

ZHONE TECHNOLOGIES, INC. AMENDED AND RESTATED

2001 STOCK INCENTIVE PLAN

This First Amendment (the “Amendment”) to the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan (the “2001 Zhone Plan”), approved by the Board of Directors of Zhone Technologies, Inc. (the “Company”) on                     , 2008 amends the 2001 Zhone Plan as follows:

1.	By substituting the following for Section 4.1:

“4.1 The maximum number of Shares that may be made the subject of Options and Awards granted under this Plan shall not exceed (a) 19,218,654, plus, (b) if on January 1 of any year in which this Plan is in effect, commencing on January 1, 2008 and ending on January 1, 2017, the aggregate number of Shares with respect to which Options or Awards may be granted under the Plan (not including Shares that are subject to outstanding Options or Awards granted under the Plan) is less than five percent (5%) of the total number of outstanding Shares on such date, an annual increase (determined as of January 1 of each year) in an amount such that the aggregate number of Shares with respect to which Options or Awards may be granted under the Plan (not including Shares that are subject to outstanding Options or Awards granted under the Plan) is equal to the lesser of (i) five percent (5%) of the total number of outstanding Shares on such date, (ii) 5,000,000 multiplied by the ratio set by the officers of the Company with respect to the reverse stock split effectuated in 2008, rounded down to the nearest whole number, or (iii) such other number of Shares as determined by the Board; provided, however, that in the aggregate, not more than one-quarter of the number of allotted Shares may be made the subject of Restricted Stock Awards under Section 10 of the Plan (other than shares of Restricted Stock made in settlement of Performance Units pursuant to Section 11.2(b)). The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company’s treasury, or partly out of each, such number of Shares as shall be determined by the Board. No more than 20,000,000 shares may be subject to Options and Awards granted to any one individual under the terms of the Plan during any one calendar year.”

2.	By adding the following to Section 5.7:

“5.7 Cancellation and Regrant of Options. The Committee may with the consent of the affected Optionee cancel any or all outstanding Options and grant in substitution therefor new Options covering the same or a different number of shares of the Company’s common stock but with an option price based on the Fair Market Value per share of the Company’s common stock on the new grant date.”

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has caused this First Amendment to be executed on this      day of                     , 2008.

ZHONE TECHNOLOGIES, INC.

By:
Name:
Title:

B-1

Appendix C

FIRST AMENDMENT TO THE

ZHONE TECHNOLOGIES, INC. 1999 STOCK OPTION PLAN

This First Amendment (the “Amendment”) to the Zhone Technologies, Inc. 1999 Stock Option Plan (the “1999 Zhone Plan”), approved by the Board of Directors of Zhone Technologies, Inc. (the “Company”) on                     , 2008 amends Section 6 of the 1999 Zhone Plan by adding the following Section 6.8:

“6.8 Cancellation and Regrant of Options. The Board may with the consent of the affected Optionee cancel any or all outstanding Options and grant in substitution therefor new Options covering the same or a different number of shares of the Company’s common stock but with an option price based on the Fair Market Value per share of the Company’s common stock on the new grant date.”

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has caused this First Amendment to be executed on this      day of                     , 2008.

ZHONE TECHNOLOGIES, INC.

By:
Name:
Title:

C-1

Appendix D

FIRST AMENDMENT TO THE

PARADYNE NETWORKS, INC. 2000 BROAD-BASED STOCK PLAN

This First Amendment (the “Amendment”) to the Paradyne Networks, Inc. Broad-Based Stock Plan (the “2000 Paradyne Plan”), approved by the Board of Directors of Zhone Technologies, Inc. (the “Company”) on                     , 2008 amends Section 6 of the 2000 Paradyne Plan by adding the following Section 6(k):

“k. Cancellation and Regrant of Options. The Committee may with the consent of the affected Optionee cancel any or all outstanding Options and grant in substitution therefor new Options covering the same or a different number of shares of the Company’s common stock but with an option price based on the Fair Market Value per share of the Company’s common stock on the new grant date.”

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has caused this First Amendment to be executed on this      day of                     , 2008.

ZHONE TECHNOLOGIES, INC.

By:
Name:
Title:

D-1

Appendix E

FIRST AMENDMENT TO THE

TELLIUM, INC. 2002 STOCK INCENTIVE PLAN

This First Amendment (the “Amendment”) to the Tellium, Inc. 2002 Stock Incentive Plan (the “2002 Tellium Plan”), approved by the Board of Directors of Zhone Technologies, Inc. (the “Company”) on                     , 2008 amends Section 5 of the 2002 Tellium Plan by adding the following to Section 5.7:

“5.7. Cancellation and Regrant of Options. The Committee may with the consent of the affected Optionee cancel any or all outstanding Options and grant in substitution therefor new Options covering the same or a different number of shares of the Company’s common stock but with an option price based on the Fair Market Value per share of the Company’s common stock on the new grant date.”

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has caused this First Amendment to be executed on this      day of                     , 2008.

ZHONE TECHNOLOGIES, INC.

By:
Name:

E-1

Appendix F

FIRST AMENDMENT TO THE

PARADYNE NETWORKS, INC. AMENDED AND RESTATED

1996 EQUITY INCENTIVE PLAN

This First Amendment (the “Amendment”) to the Paradyne Networks, Inc. Amended and Restated 1996 Equity Incentive Plan (the “1996 Paradyne Plan”), approved by the Board of Directors of Zhone Technologies, Inc. (the “Company”) on                     , 2008 amends Section 6 of the 1996 Paradyne Plan by adding the following Section 6(k):

“k. Cancellation and Regrant of Options. The Committee may with the consent of the affected Optionee cancel any or all outstanding Options and grant in substitution therefor new Options covering the same or a different number of shares of the Company’s common stock but with an option price based on the Fair Market Value per share of the Company’s common stock on the new grant date.”

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Company, has caused this First Amendment to be executed on this      day of                     , 2008.

ZHONE TECHNOLOGIES, INC.

By:
Name:
Title:

F-1

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE

A Proposals – The Board of Directors recommends that stockholders vote “FOR” Proposals 1 through 7.

1. To approve an amendment to Zhone’s Restated Certificate of Incorporation to effect a reverse stock split, pursuant to which the existing shares of Zhone common stock would be combined into new shares of Zhone common stock at an exchange ratio ranging from one-for-five to one-for-ten, with the exchange ratio to be determined by Zhone, and the total number of shares of common stock that Zhone is authorized to issue would be correspondingly reduced.

FOR AGAINST ABSTAIN

2. To approve an amendment to the Zhone Technologies, Inc. Amended and Restated 2001 Stock Incentive Plan to (a) permit the repricing of stock options and (b) increase the number of shares of common stock reserved for issuance by 1,700,000.

FOR AGAINST ABSTAIN

3. To approve an amendment to the Zhone Technologies, Inc. 1999 Stock Option Plan to permit the repricing of stock options.

FOR AGAINST ABSTAIN

4. To approve an amendment to the Paradyne Networks, Inc. 2000 Broad-Based Stock Plan to permit the repricing of stock options.

FOR AGAINST ABSTAIN

5. To approve an amendment to the Tellium, Inc. 2002 Stock Incentive Plan to permit the repricing of stock options.

FOR AGAINST ABSTAIN

6. To approve an amendment to the Paradyne Networks, Inc. Amended and Restated 1996 Equity Incentive Plan to permit the repricing of stock options.

FOR AGAINST ABSTAIN

7. To adjourn the special meeting of stockholders, if necessary, to solicit additional proxies in favor of any or all of the foregoing proposals.

FOR AGAINST ABSTAIN

B Non-Voting Items

Change of Address – Please print new address below:

C Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below.

Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy card. If shares are held jointly, each joint holder must sign. When signing as trustee, executor, administrator, guardian, attorney or corporate officer, please print your full title.

Date (mm/dd/yyyy) – Please print date below Signature 1 – Please keep signature within the box Signature 2 – Please keep signature within the box

Proxy – ZHONE TECHNOLOGIES, INC.

SPECIAL MEETING OF STOCKHOLDERS

, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE ZHONE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the special meeting of stockholders and the accompanying proxy statement, and hereby appoints MORTEZA EJABAT and KIRK MISAKA, jointly and severally, with full power of substitution to each, as proxies for the undersigned, to represent the undersigned and to vote all shares of common stock of Zhone Technologies, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the special meeting of stockholders of Zhone Technologies, to be held on , 2008 at .m. Pacific Time at 7001 Oakport Street, Oakland, California 94621, and at any adjustments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present.

THE SHARES REPRESENTED BY THIS PROXY CARD WILL BE VOTED AS INSTRUCTED BY THE STOCKHOLDER. IF NO INSTRUCTIONS ARE SPECIFIED, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE SPECIAL MEETING, OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, THIS PROXY CARD WILL CONFER DISCRETIONARY AUTHORITY ON THE INDIVIDUALS NAMED AS PROXIES TO VOTE THE SHARES REPRESENTED BY THE PROXIES IN ACCORDANCE WITH THEIR BEST JUDGMENT.

SEE REVERSE SIDE

TO BE COMPLETED, SIGNED AND DATED ON REVERSE SIDE

SIDE SEE REVERSE